Exhibit 99.1

PLAN OF ARRANGEMENT
UNDER SECTION 182
OF THE ONTARIO BUSINESS CORPORATIONS ACT

ARTICLE 1
INTERPRETATION

1.1          Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“affiliate” has the meaning ascribed thereto in the Securities Act (Ontario);

“Arrangement” means an arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with section 6.1 of the Merger Agreement or Article 6 or made at the direction of the Court in the Final Order;

“Arrangement Resolution” means the special resolution of the Cedara Shareholders, to be substantially in the form and content of Schedule C annexed to the Merger Agreement;

“Articles of Arrangement” means the articles of arrangement of Cedara in respect of the Arrangement that are required by the OBCA to be sent to the Director after the Final Order is made;

“Business Day” means any day on which commercial banks are generally open for business in Milwaukee, Wisconsin and Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a holiday in Milwaukee, Wisconsin under the laws of the State of Wisconsin or the federal laws of the United States of America or in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada;

“Canadian resident” means a person who is or is deemed to be a resident of Canada for purposes of the Income Tax Act (Canada) and the provisions of any applicable income tax convention;

“Cedara” means Cedara Software Corp., a corporation existing under the laws of Ontario;

“Cedara Common Shares” means the outstanding common shares in the capital of Cedara;

“Cedara Meeting” means the special meeting of Cedara Shareholders, including any adjournment thereof, to be called and held in accordance with the Interim Order to consider the Arrangement;

“Cedara Options” means the Cedara Common Share purchase options granted under the Cedara Stock Option Plan, as amended, and being outstanding and unexercised on the Effective Date ;

“Cedara Shareholders” means the holders of Cedara Common Shares and Cedara Options;

“Cedara Stock Option Plan” means Cedara’s stock option plan no. 2;

“Certificate” means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 183(2) of the OBCA after the Articles of Arrangement have been filed;

“Circular” means the notice of the Cedara Meeting and accompanying management information circular, including appendices thereto, to be sent to holders of Cedara Common Shares in connection with the Cedara Meeting;

“Court” means the Superior Court of Justice of Ontario;

“Current Market Price” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Depositary” means Computershare Trust Company of Canada at its offices set out in the Letter of Transmittal and Election Form;

“Director” means the Director appointed pursuant to section 278 of the OBCA;

“Dissent Rights” has the meaning set out in section 3.1;

“Dissenting Shareholder” means a holder of Cedara Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights;

“Dividend Amount” means an amount equal to and in full satisfaction of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of the redemption or purchase of such share by Matsub or Merge Newco from such holder;

“Drop Dead Date” means June 30, 2005, or such later date as may be mutually agreed by the parties to the Merger Agreement;

“Effective Date” means the date shown on the Certificate, provided that such date occurs on or prior to the Drop Dead Date;

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date;

“Election Deadline” means 5:00 p.m. (Toronto time) at the place of deposit on the date which is one Business Day prior to the date of the Cedara Meeting;

“Exchange Ratio” means 0.587, subject to adjustment, if any, as provided herein;

“Exchangeable Elected Share” means any Cedara Common Share (other than a Cedara Common Share held by Merge or any affiliate thereof) held by a Canadian resident or a partnership a member of which is a Canadian resident that the holder shall have elected, in a duly completed Letter of Transmittal and Election Form deposited with the Depositary no later than the Election Deadline, to transfer to Matsub under the Arrangement for a fraction of an Exchangeable Share equal to the Exchange Ratio;

“Exchangeable Shares” means the non-voting exchangeable shares in the capital of Matsub, having the rights, privileges, restrictions and conditions set out in the Exchangeable Share Provisions;

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially as set out in Appendix 1 hereto;

“Final Order” means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

“Government Entity” means any (a) multinational, federal, provincial, state, territorial, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“holders” means, when used with reference to the Cedara Common Shares, the holders of Cedara Common Shares shown from time to time in the register maintained by or on behalf of Cedara in respect of the Cedara Common Shares and, when used with reference to the Exchangeable Shares, means the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of Matsub in respect of the Exchangeable Shares;

“Interim Order” means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by section 2.3 of the Merger Agreement;

“ITA” means the Income Tax Act (Canada), as amended;

“Letter of Transmittal and Election Form” means the letter of transmittal and election form for use by holders of Cedara Common Shares, in the form accompanying the Circular;

“Liquidation Amount” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Liquidation Call Purchase Price” has the meaning ascribed thereto in section 5.1(a);

“Liquidation Call Right” has the meaning ascribed thereto in section 5.1(a);

“Liquidation Date” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Matsub” means Merge Cedara ExchangeCo Limited, a company existing under the laws of the Province of Ontario and being a subsidiary of Merge Newco;

“Meeting Date” means the date of the Cedara Meeting;

“Merge” means Merge Technologies Incorporated, a corporation existing under the laws of the State of Wisconsin;

“Merge Common Shares” means the shares of common stock in the capital of Merge;

“Merge Control Transaction” has the meaning ascribed thereto in the Exchangeable Share Provisions; and

“Merge Elected Share” means any Cedara Common Share that the holder shall have elected, in a duly completed Letter of Transmittal and Election Form deposited with the Depositary no later than the Election Deadline, to transfer to Merge Newco under the Arrangement for a fraction of a Merge Common Share equal to the Exchange Ratio, or that is deemed to be a Merge Elected Share pursuant to section 2.2(c);

“Merge Newco” means Merge Technologies Holdings Co., an unlimited liability company existing under the laws of the Province of Nova Scotia and being a wholly-owned subsidiary of Merge;

“Merge Trading Price” means the average of the closing prices of Merge Common Shares on Nasdaq during a period of twenty consecutive trading days ending on the Business Day immediately preceding the Effective Date;

“Merger Agreement” means the agreement made the 17 th  day of January, 2005 among Merge, Merge Newco, Matsub and Cedara, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

“Nasdaq “ means Nasdaq National Market;

“OBCA” means the Ontario Business Corporations Act as now in effect and as may be amended from time to time prior to the Effective Date;

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

“Redemption Call Purchase Price” has the meaning ascribed thereto in section 5.2(a);

“Redemption Call Right” has the meaning ascribed thereto in section 5.2(a);

“Redemption Date” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Replacement Option” has the meaning ascribed thereto in section 2.2(d);

“Special Voting Share” means the share of Merge Special Voting Preferred Stock having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement;

“Transfer Agent” has the meaning ascribed thereto in section 5.1(b);

“Trustee” means the trustee to be chosen by Merge and Cedara, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement;

“Voting and Exchange Trust Agreement” means an agreement to be made between Merge, Matsub and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Schedule F annexed to the Merger Agreement, with such changes thereto as the parties to the Merger Agreement, acting reasonably, may agree;

1.2          Sections and Headings

The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an exhibit refers to the specified section of or exhibit to this Plan of Arrangement.

1.3          Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

ARTICLE 2
ARRANGEMENT

2.1          Binding Effect

This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) Cedara, (ii) Merge, Merge Newco and Matsub, (iii) all holders of Cedara Common Shares, (iv) all holders of Exchangeable Shares, and (v) all holders of Cedara Options.

2.2          Arrangement

Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

(a)

each Merge Elected Share will be transferred by the holder thereof, without any act or formality on its part, to Merge Newco in exchange for that number of fully paid and non-assessable Merge Common Shares equal to the Exchange Ratio, and the name of each such holder of Cedara Common Shares will be removed from the register of holders of Cedara Common Shares and added to the register of holders of Merge Common Shares and Merge Newco will be recorded as the registered holder of such Cedara Common Shares so exchanged and will be deemed to be the legal and beneficial owner thereof;

(b)

each Exchangeable Elected Share will be transferred by the holder thereof, without any act or formality on its part, to Matsub in exchange for that number of fully paid and non-assessable Exchangeable Shares equal to the Exchange Ratio, and the name of each such holder of Cedara Common Shares will be removed from the register of holders of Cedara Common Shares and added to the register of holders of Exchangeable Shares and Matsub will be recorded as the registered holder of such Cedara Common Shares so exchanged and will be deemed to be the legal and beneficial owner of such Cedara Common Shares;

(c)

each Cedara Common Share in respect of which a duly completed Letter of Transmittal and Election Form has not been deposited with the Depository on or prior to the Election Deadline (other than (x) Cedara Common Shares held by Dissenting Shareholders who are ultimately entitled to be paid the fair value of Cedara Common Shares held by them and (y) Cedara Common Shares held by Merge or any affiliate thereof which shall not be exchanged under the Arrangement and shall remain outstanding as Cedara Common Shares held by Merge or any affiliate thereof) (i) in the case of a holder of a Cedara Common Share whose address as shown in the register of Cedara Common Shares is in Canada as of the close of business (Toronto time) on the day preceding the Effective Date will be deemed to be an Exchangeable Elected Share and will be transferred by the holder thereof, without any act or formality on its part, to Matsub in exchange for that number of fully paid and non-assessable Exchangeable Shares equal to the Exchange Ratio, and the name of each such holder of a Cedara Common Share will be removed from the register of holders of Cedara Common Shares and added to the register of holders of Exchangeable Shares and Matsub will be recorded as the registered holder of such Cedara Common Share so exchanged and will be deemed to be the legal and beneficial owner of such Cedara Common Share, and (ii) in the case of a holder of a Cedara Common Share whose address as shown in the register of Cedara Common Shares is not in Canada as of the close of business (Toronto time) on the day preceding the Effective Date will be deemed to be a Merge Elected Share and will be transferred by the holder thereof, without any act or formality on its part, to Merge Newco in exchange for that number of fully paid and non-assessable Merge

Common Shares equal to the Exchange Ratio, and the name of each such holder of a Cedara Common Share will be removed from the register of holders of Cedara Common Shares and added to the register of holders of Merge Common Shares and Merge Newco will be recorded as the registered holder of such Cedara Common Share so exchanged and will be deemed to be the legal and beneficial owner of such Cedara Common Share;

(d)

each Cedara Option shall be exchanged for an option (a “ Replacement Option “) to purchase a number of Merge Common Shares equal to the product of the Exchange Ratio multiplied by the number of Cedara Common Shares subject to such Cedara Option. Such Replacement Option shall provide for an exercise price per Merge Common Share equal to the exercise price per share of such Cedara Option immediately prior to the Effective Time divided by the Exchange Ratio. If the foregoing calculation results in a Replacement Option being exercisable for a fraction of a Merge Common Share, then the number of Merge Common Shares subject to such Replacement Option shall be rounded down to the next whole number of Merge Common Shares and the total exercise price for the Replacement Option will be reduced by the exercise price of the fractional Merge Common Share. If the foregoing calculation results in the exercise price for a Replacement Option being an exercise price per Merge Common Share including a fraction of a cent, the exercise price shall be rounded up to the next whole cent. Subject to Appendix 3 hereto, the term to expiry, conditions to and manner of exercising, vesting schedule, and all other terms and conditions of such Replacement Option will otherwise be unchanged, and any document or agreement previously evidencing a Cedara Option shall thereafter evidence and be deemed to evidence such Replacement Option; and

(e)

Merge shall issue to and deposit with the Trustee the Special Voting Share, in consideration of the payment to Merge of U.S. $1, to be thereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement.

2.3          Elections

(a)

Each Person who, at or prior to the Election Deadline, is a holder of record of Cedara Common Shares will be entitled, with respect to all or a portion of such shares, to make an election at or prior to the Election Deadline to receive Exchangeable Shares or Merge Common Shares, or a combination thereof, in exchange for such holder’s Cedara Common Shares on the basis set forth herein and in the Letter of Transmittal and Election Form; provided that, notwithstanding anything to the contrary herein, holders of Cedara Common Shares who are not Canadian residents will not be entitled to elect to receive Exchangeable Shares, and any such election otherwise made by any such holder shall be and be deemed to be an election to receive a Merge Elected Share.

(b)

Holders of Cedara Common Shares who are Canadian residents, other than any such holder who is exempt from tax under the ITA, and who have elected (or who are deemed to have elected) to receive Exchangeable Shares shall be entitled to make an income tax election pursuant to subsection 85(l) of the ITA or, if the holder is a partnership, subsection 85(2) of the ITA (and in each case, where applicable, the analogous provisions of provincial income tax law) with respect to the transfer of their Cedara Common Shares to Matsub by providing two signed copies of the necessary prescribed election forms to the Depositary within 90 days following the Effective Date, duly completed with the details of the number of Cedara Common Shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms being correct and complete and complying with the provisions of the ITA (or applicable provincial income tax law), the forms will be signed by Matsub and returned to such holders of Cedara Common Shares within 30 days after the receipt thereof by the Depositary for filing with the Canada Revenue Agency (or the applicable provincial taxing authority). Matsub will not be responsible for the proper completion of any election form and, except for Matsub’s obligation to return duly completed election forms which are received by the Depositary within 90 days of the Effective Date, within 30 days after the receipt thereof by the Depositary, Matsub will not be responsible for any taxes, interest or penalties resulting from the failure by a holder of Cedara Common Shares to properly complete or file the election forms in the form and manner and within the time prescribed by the ITA (or any applicable provincial legislation). In its sole discretion, Matsub may choose to sign and return an election form received more than 90 days following the Effective Date, but Matsub will have no obligation to do so.

2.4          Adjustments to Exchange Ratio

The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Merge Common Shares or Cedara Common Shares other than stock dividends paid in lieu of ordinary course dividends), reorganization, recapitalization or other like change with respect to Merge Common Shares or Cedara Common Shares occurring after the date of the Merger Agreement and prior to the Effective Time.

ARTICLE 3
RIGHTS OF DISSENT

3.1          Rights of Dissent

Holders of Cedara Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 185 of the OBCA and this section 3.1 (the “Dissent Rights” ) in connection with the Arrangement; provided that, notwithstanding subsection 185(10) of the OBCA, the written objection to the Arrangement Resolution referred to in subsection 185(6) of the OBCA must be received by Cedara not later than 5:00 p.m. (Toronto time) on the Business Day preceding the Cedara Meeting. Holders of Cedara Common Shares who duly exercise such rights of dissent and who:

(a)

are ultimately determined to be entitled to be paid fair value for their Cedara Common Shares shall be deemed to have transferred such Cedara Common Shares to Matsub, to the extent the fair value therefor is paid by Matsub; or

(b)

are ultimately determined not to be entitled, for any reason, to be paid fair value for their Cedara Common Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Cedara Common Shares and shall receive Exchangeable Shares or Merge Common Shares on the basis determined in accordance with section 2.2(c), but in no case shall Merge, Matsub, Merge Newco, Cedara or any other Person be required to recognize such holders as holders of Cedara Common Shares after the Effective Time, and the names of such holders of Cedara Common Shares shall be deleted from the registers of holders of Cedara Common Shares at the Effective Time.

ARTICLE 4
CERTIFICATES AND FRACTIONAL SHARES

4.1          Issuance of Certificates Representing Exchangeable Shares

At or promptly after the Effective Time, Matsub shall deposit with the Depositary, for the benefit of the holders of Cedara Common Shares who will receive Exchangeable Shares in connection with the Arrangement, certificates representing that number of whole Exchangeable Shares to be delivered pursuant to section 2.2 upon the exchange of Cedara Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented one or more Cedara Common Shares that were exchanged for one or more Exchangeable Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the

OBCA and the by-laws of Cedara and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3 and any cash in lieu of fractional Exchangeable Shares pursuant to section 4.4), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Cedara Common Shares that is not registered in the transfer records of Cedara, a certificate representing the proper number of Exchangeable Shares may be issued to the transferee if the certificate representing such Cedara Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Time represented Cedara Common Shares that were exchanged for Exchangeable Shares shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Exchangeable Shares as contemplated by this section 4.1, (ii) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by section 4.4 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by section 4.3.

4.2          Exchange of Certificates for Merge Common Shares

At or promptly after the Effective Time, Merge Newco shall deposit with the Depositary, for the benefit of the holders of Cedara Common Shares in connection with the Arrangement, certificates representing the Merge Common Shares delivered pursuant to section 2.2 in exchange for outstanding Cedara Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Cedara Common Shares that were exchanged for Merge Common Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the OBCA and the by-laws of Cedara and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Merge Common Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3 and any cash in lieu of fractional Merge Common Shares pursuant to section 4.4), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Cedara Common Shares which is not registered in the transfer records of Cedara, a certificate representing the proper number of Merge Common Shares may be issued to the transferee if the certificate representing such Cedara Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.2, each certificate which immediately prior to the Effective Time represented one or more outstanding Cedara Common Shares that were exchanged for Merge Common Shares shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Merge Common Shares as contemplated by this section 4.2, (ii) a cash payment in lieu of any fractional Merge Common Shares as contemplated by section 4.4 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Merge Common Shares as contemplated by section 4.3.

4.3          Distributions with Respect to Unsurrendered Certificates

No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares or Merge Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Cedara Common Shares that were exchanged pursuant to section 2.2, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to section 4.4 and no interest shall be earned or payable on these proceeds, unless and until the holder of record of such certificate shall surrender such certificate in accordance with section 4.1 or 4.2. Subject to applicable law, at the time of such surrender of any such certificate (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the record holder of the certificates representing whole Cedara Common Shares, without interest, (i) the amount of any cash payable in lieu of a fractional Exchangeable Share or Merge Common Share to which such holder is entitled pursuant to section 4.4, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable

Share or Merge Common Share, as the case may be, and (iii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangeable Share or Merge Common Share, as the case may be.

4.4          No Fractional Shares

No certificates representing fractional Exchangeable Shares or fractional Merge Common Shares shall be issued upon the surrender for exchange of certificates pursuant to section 4.1 or 4.2 and no dividend, stock split or other change in the capital structure of Matsub or Merge shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Matsub or Merge. In lieu of any such fractional securities, each Person otherwise entitled to a fractional interest in an Exchangeable Share or to a fractional interest in a Merge Common Share will receive a cash payment from the Depository equal to the product of such fractional interest and the Merge Trading Price. Matsub and Merge, as the case may be, shall from time to time as necessary provide the Depository with funds sufficient to satisfy these obligations. On the date of the notice referred to in section 7.2 of the Exchangeable Share Provisions, the aggregate number of Exchangeable Shares and the aggregate number of Merge Common Shares for which no certificates were issued as a result of the foregoing provisions of this section 4.4 shall be deemed to have been surrendered by the Depository for no consideration to Matsub or Merge, as the case may be.

4.5          Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Cedara Common Shares that were exchanged pursuant to section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, one or more certificates representing one or more Exchangeable Shares or Merge Common Shares (and any dividends or distributions with respect thereto and any cash pursuant to section 4.4) deliverable in accordance with such holder’s Letter of Transmittal and Election Form. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing Exchangeable Shares or Merge Common Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Matsub, Merge and their respective transfer agents in such sum as Matsub or Merge may direct or otherwise indemnify Matsub and Merge in a manner satisfactory to Matsub and Merge against any claim that may be made against Matsub or Merge with respect to the certificate alleged to have been lost, stolen or destroyed.

4.6          Extinction of Rights

Any certificate which immediately prior to the Effective Time represented outstanding Cedara Common Shares that were exchanged pursuant to section 2.2 that is not deposited with all other instruments required by section 4.1 or 4.2 on or prior to the date of the notice referred to in section 7.2 of the Exchangeable Share Provisions shall cease to represent a claim or interest of any kind or nature as a shareholder of Matsub or Merge. On such date, the Exchangeable Shares or Merge Common Shares (or cash in lieu of fractional interests therein, as provided in section 4.4) to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Matsub or Merge Newco, as the case may be, together with all entitlements to dividends, distributions and interest in respect thereof held for such former registered holder. None of Merge, Matsub, Merge Newco or the Depositary shall be liable to any person in respect of any Merge Common Shares or Exchangeable Shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

4.7          Withholding Rights

Matsub, Merge Newco, Merge and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Cedara Common Shares, Merge Common Shares or Exchangeable Shares such amounts as Matsub, Merge Newco, Merge or the Depositary is required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority within the time required. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Matsub, Merge Newco, Merge and the Depositary are hereby authorized to sell or otherwise dispose on behalf of the holder thereof of such portion of the consideration as is necessary to provide sufficient funds to Matsub, Merge Newco, Merge or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and Matsub, Merge Newco, Merge or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

ARTICLE 5
CERTAIN RIGHTS OF MERGE NEWCO TO ACQUIRE EXCHANGEABLE SHARES

5.1          Merge Newco Liquidation Call Right

(a)

Merge Newco shall have the overriding right (the “Liquidation Call Right” ), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Matsub pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an affiliate of Merge) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Merge Newco of an amount per share (the “Liquidation Call Purchase Price” ) equal to the sum of (i) the Current Market Price of a Merge Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by Merge Newco causing to be delivered to such holder one Merge Common Share, plus (ii) any Dividend Amount. In the event of the exercise of the Liquidation Call Right by Merge Newco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Merge Newco on the Liquidation Date on payment by Merge Newco to the holder of the Liquidation Call Purchase Price for each such share, and Matsub shall have no obligation to redeem such shares so purchased by Merge Newco.

(b)

To exercise the Liquidation Call Right, Merge Newco must notify Matsub’s transfer agent (the “Transfer Agent” ), as agent for the holders of Exchangeable Shares, and Matsub of Merge Newco’s intention to exercise such right at least 60 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Matsub and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Matsub. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Merge Newco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Merge Newco. If Merge Newco exercises the Liquidation Call Right, then on the Liquidation Date Merge Newco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

(c)

For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Merge Newco shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Merge Common Shares deliverable by Merge Newco and a cheque or cheques of Merge Newco payable at par at any branch of the bankers of Merge Newco representing the aggregate Dividend Amount in payment of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to section 4.7 hereof. Provided that Merge Newco has complied with the immediately preceding sentence, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder’s proportionate part of the total Liquidation Call Purchase Price payable by Merge Newco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Merge Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the governing corporate statute and the by-laws of Matsub and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Merge Newco shall deliver to such holder, certificates representing the Merge Common Shares to which the holder is entitled and a cheque or cheques of Merge Newco payable at par at any branch of the bankers of Merge Newco in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to section 4.7 hereof. If Merge Newco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by Matsub in connection with the liquidation, dissolution or winding-up of Matsub pursuant to Article 5 of the Exchangeable Share Provisions.

5.2          Merge Newco Redemption Call Right

In addition to Merge Newco’s rights contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right (as defined in the Exchangeable Share Provisions), Merge Newco shall have the following rights in respect of the Exchangeable Shares:

(a)

Merge Newco shall have the overriding right (the “Redemption Call Right” ), notwithstanding the proposed redemption of the Exchangeable Shares by Matsub pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an affiliate of Merge) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Merge to each holder of an amount per Exchangeable Share (the “Redemption Call Purchase Price” ) equal to the sum of, (i) the Current Market Price of a Merge Common Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Merge Newco causing to be delivered to such holder one Merge Common Share, plus (ii) any Dividend Amount. In the event of the exercise of the Redemption Call Right by Merge Newco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Merge Newco on the Redemption Date on payment by Merge Newco to the holder of the Redemption Call Purchase Price for each such share, and Matsub shall have no obligation to redeem such shares so purchased by Merge Newco.

(b)

To exercise the Redemption Call Right, Merge Newco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Matsub of Merge Newco’s intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of a Merge Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event (each as defined in the Exchangeable Share Provisions), in which case Merge Newco shall so notify the Transfer Agent and Matsub on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Merge Newco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Merge Newco. If Merge Newco exercises the Redemption Call Right, on the Redemption Date Merge Newco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

(c)

For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Merge Newco shall deposit with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Merge Common Shares deliverable by Merge Newco and a cheque or cheques of Merge Newco payable at par at any branch of the bankers of Merge Newco representing the aggregate Dividend Amount in payment of the total Redemption Call Purchase Price, less any amounts withheld pursuant to section 4.7 hereof. Provided that Merge Newco has complied with the immediately preceding sentence, on and after the Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder’s proportionate part of the total Redemption Call Purchase Price payable by Merge Newco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Merge Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the governing corporate statute and the by-laws of Matsub and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Merge Newco shall deliver to such holder, certificates representing the Merge Common Shares to which the holder is entitled and a cheque or cheques of Merge Newco payable at par at any branch of the bankers of Merge Newco in payment of the remaining portion, if any, of the total Redemption Call Purchase Price, less any amounts withheld pursuant to section 4.7 hereof. If Merge Newco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Matsub in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

ARTICLE 6
AMENDMENTS

6.1          Amendments to Plan of Arrangement

Cedara reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by Merge, (iii) filed with the Court and, if made following the Cedara Meeting, approved by the Court and (iv) communicated to holders of Cedara Common Shares if and as required by the Court.

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Cedara at any time prior to the Cedara Meeting (provided that Merge shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Cedara Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Cedara Meeting shall be effective only if (i) it is consented to by each of Cedara and Merge and (ii) if required by the Court, it is consented to by holders of the Cedara Common Shares voting in the manner directed by the Court.

Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Merge, provided that it concerns a matter which, in the reasonable opinion of Merge, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of Cedara Common Shares or Cedara Options.

ARTICLE 7
FURTHER ASSURANCES

7.1          Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Merger Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

APPENDIX 1 TO THE PLAN OF ARRANGEMENT

PROVISIONS
ATTACHING TO THE
EXCHANGEABLE SHARES OF
MERGE CEDARA EXCHANGECO LIMITED

The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1
INTERPRETATION

1.1          For the purposes of these share provisions:

“affiliate” has the meaning ascribed thereto in the Securities Act;

“Arrangement” means an arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, to which plan these share provisions are attached as Appendix 1 and which Plan of Arrangement (other than Appendix 1 thereto) is attached to these share provisions as Exhibit A, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

“Board of Directors” means the Board of Directors of the Company;

“Business Day” means any day on which commercial banks are generally open for business in Milwaukee, Wisconsin and Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a holiday in Milwaukee, Wisconsin under the laws of the State of Wisconsin or the federal laws of the United States of America or in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada;

“Canadian Dollar Equivalent” means in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount” ) at any date the product obtained by multiplying:

(a)

the Foreign Currency Amount by,

(b)

the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

“Common Shares” means the common shares in the capital of the Company;

“Company” means Merge Cedara ExchangeCo Limited, a company existing under the laws of the Province of Ontario;

“Current Market Price” means, in respect of a Merge Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Merge Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the Nasdaq, or, if the Merge Common Shares are not then quoted on the Nasdaq, on such other stock exchange or automated quotation system on which the Merge Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Merge Common Shares during such period does not create a market which reflects the fair market value of a Merge Common Share, then the Current Market Price of a Merge Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

“Director” means the Director appointed pursuant to section 278 of the OBCA;

“Dividend Amount” means an amount equal to and in satisfaction of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of redemption or purchase of such shares by the Company or Merge Holdings from such holder;

“Drop Dead Date” means June 30, 2005, or such later date as may be mutually agreed by the parties to the Merger Agreement;

“Effective Date” means the date shown on the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement provided that such date occurs on or prior to the Drop Dead Date;

“Exchangeable Shares” mean the non-voting exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set forth herein;

“Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as members of the Company, other than an Exempt Exchangeable Share Voting Event, and excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement;

“Exempt Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as members of the Company in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the Merge Common Shares;

“Governmental Entity” means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“holder” means, when used in reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by and on behalf of the Company in respect of the Exchangeable Shares;

“Liquidation Amount” has the meaning ascribed thereto in section 5.1 of these share provisions;

“Liquidation Call Right” has the meaning ascribed thereto in the Plan of Arrangement;

“Liquidation Date” has the meaning ascribed thereto in section 5.1 of these share provisions;

“Merge” means Merge Technologies Incorporated, a corporation existing under the laws of the State of Wisconsin;

“Merge Common Shares” mean the shares of common stock in the capital of Merge and any other securities into which such shares may be changed;

“Merge Control Transaction” means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Merge, or any proposal to do so;

“Merge Dividend Declaration Date” means the date on which the Board of Directors of Merge declares any dividend on the Merge Common Shares;

“Merge Holdings” means Merge Technologies Holdings Co., an unlimited liability company existing under the laws of the province of Nova Scotia and being a wholly-owned subsidiary of Merge;

“Merge Holdings Call Notice” has the meaning ascribed thereto in section 6.3 of these share provisions;

“Merger Agreement” means the agreement made the 17 th  day of January, 2005 among Merge, the Company and Cedara Software Corp., as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

“Nasdaq” means the Nasdaq National Market;

“OBCA” means the Ontario Business Corporations Act , as amended;

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Schedule D annexed to the Merger Agreement and any amendments or variations thereto made in accordance with section 6.1 of the Merger Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

“Purchase Price” has the meaning ascribed thereto in section 6.3 of these share provisions;

“Redemption Call Purchase Price” has the meaning ascribed thereto in the Plan of Arrangement;

“Redemption Call Right” has the meaning ascribed thereto in the Plan of Arrangement;

“Redemption Date” means the date, if any, established by the Board of Directors for the redemption by the Company of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than April 30, 2010, unless:

(a)

there are outstanding fewer than the greater of (i) 1,000,000 Exchangeable Shares; and (ii) ten percent of the number of Exchangeable Shares issued on the Effective Date (in each case, other than Exchangeable Shares held by Merge and its affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to April 30, 2010 as they may determine, upon at least 60 days’ prior written notice to the registered holders of the Exchangeable Shares;

(b)

a Merge Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Merge Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Merge Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to April 30, 2010 as they may determine, upon such number of days’ prior written notice to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances;

(c)

an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, the redemption date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors shall give such number of days’ prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances; or

(d)

an Exempt Exchange Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b), (c) or (d) above to holders of Exchangeable Shares shall not affect the validity of any such redemption;

“Redemption Price” has the meaning ascribed thereto in section 7.1 of these share provisions;

“Retracted Shares” has the meaning ascribed thereto in section 6.1(a) of these share provisions;

“Retraction Call Right” has the meaning ascribed thereto in section 6.1(c) of these share provisions;

“Retraction Date” has the meaning ascribed thereto in section 6.1(b) of these share provisions;

“Retraction Price” has the meaning ascribed thereto in section 6.1 of these share provisions;

“Retraction Request” has the meaning ascribed thereto in section 6.1 of these share provisions;

“Securities Act” means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

“Support Agreement” means the agreement made between Merge, Merge Holdings and the Company substantially in the form and content of Schedule E annexed to the Merger Agreement, with such changes thereto as the parties to the Support Agreement, acting reasonably, may agree, a copy of which is available at the records office of the Company;

“Transfer Agent” means Computershare Trust Company of Canada or such other Person as may from time to time be appointed by the Company as the registrar and transfer agent for the Exchangeable Shares;

“Trustee” means the trustee chosen by Merge and Cedara, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement; and

“Voting and Exchange Trust Agreement” means the agreement made between Merge, the Company and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Schedule F annexed to the Merger Agreement with such changes thereto as the parties to the Merger Agreement, acting reasonably, may agree.

ARTICLE 2
RANKING OF EXCHANGEABLE SHARES

2.1                               The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, but shall rank junior to the Preference Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company, among its members for the purpose of winding up its affairs.

ARTICLE 3 DIVIDENDS

3.1                               A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Merge Dividend Declaration Date, declare a dividend on each Exchangeable Share:

(a)

in the case of a cash dividend declared on the Merge Common Shares, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Merge Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each Merge Common Share;

(b)

in the case of a stock dividend declared on the Merge Common Shares to be paid in Merge Common Shares by the issue by the Company of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Merge Common Shares to be paid on each Merge Common Share; or

(c)

in the case of a dividend declared on the Merge Common Shares in property other than cash or Merge Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by section 3.5 hereof) the type and amount of property declared as a dividend on each Merge Common Share.

Such dividends shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends, or out of authorized but unissued shares of the Company, as applicable.

3.2                               Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends contemplated by section 3.1 (a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend (less applicable withholding tax) represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by section 3.1 (b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by section 3.1 (c) hereof shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3                               The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Merge Common Shares.

3.4                               If on any payment date for any dividends declared on the Exchangeable Shares under section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5                               The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of section 3.1 hereof, and each such determination shall be conclusive and binding on the Company and its members. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(a)

in the case of any stock dividend or other distribution payable in Merge Common Shares, the number of such shares issued in proportion to the number of Merge Common Shares previously outstanding;

(b)

in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Merge Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Merge Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

(c)

in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Merge of any class other than Merge Common Shares, any rights, options or warrants other than those referred to in section 3.5(b) above, any evidences of indebtedness of Merge or any assets of Merge) the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Merge Common Share and the Current Market Price; and

(d)

in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Merge Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

ARTICLE 4
CERTAIN RESTRICTIONS

4.1                               So long as any of the Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in section 10.2 of these share provisions:

(a)

pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)

redeem or purchase or make any capital distribution in respect of Common Shares or Preference Shares or any other shares ranking junior to the Exchangeable Shares;

(c)

redeem or purchase any other shares of the Company ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

(d)

issue any Exchangeable Shares or any other shares of the Company ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

The restrictions in sections 4.1(a), (b), (c) and (d) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Merge Common Shares shall have been declared and paid on the Exchangeable Shares.

ARTICLE 5
DISTRIBUTION ON LIQUIDATION

5.1                               In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Company in respect of each Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Current Market Price of a Merge Common Share on the last Business Day prior to the Liquidation Date (the “Liquidation Amount”), which shall be satisfied in full by the Company causing to be delivered to such holder one Merge Common Share, together with all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

5.2                               On or promptly after the Liquidation Date, and subject to the exercise by Merge Holdings of the Liquidation Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the Articles of the Company and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of members of the Company for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, on behalf of the Company of certificates representing Merge Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Company payable at par at any branch of the bankers of the Company in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Merge Common Shares delivered to them or the custodian on their behalf.

5.3                               After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Company.

ARTICLE 6
RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1                               A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Merge Holdings of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Company to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the sum of (i) the Current Market Price of a Merge Common Share on the last Business Day prior to the Retraction Date (the “ Retraction Price “), which shall be satisfied in full by the Company causing to be delivered to such holder one Merge Common Share for each Exchangeable Share presented and surrendered by the holder, and (ii) any Dividend Amount. To effect such redemption, the holder shall present and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Company redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the Articles of the Company and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the “Retraction Request “) in the form of Schedule A hereto or in such other form as may be acceptable to the Company:

(a)

specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the “ Retracted Shares “) redeemed by the Company;

(b)

stating the Business Day on which the holder desires to have the Company redeem the Retracted Shares (the “ Retraction Date “), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Company and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Company and provided further that if the Retraction Date resulting from the foregoing is not a Tuesday or Friday then the Retraction Date shall be the nearest following Tuesday or Friday (or, if such Tuesday or Friday is not a Business Day, the Business Day preceding such Tuesday or Friday); and

(c)

acknowledging the overriding right (the “ Retraction Call Right “) of Merge Holdings to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Merge Holdings in accordance with the Retraction Call Right on the terms and conditions set out in section 6.3 below, provided however, that notwithstanding the foregoing, in the event of an Offer as defined in section 2.8 of the Support Agreement, the Company will use its commercially reasonably efforts, expeditiously and in good faith to put in place procedures or to cause the Transfer Agent to put in place procedures to ensure that, if holders of Exchangeable Shares are required to retract such Exchangeable Shares to participate in the Offer, that any such retraction shall be conditional upon and shall only be effective if the Merge Common Shares tendered or deposited under such Offer are taken up.

6.2                               Subject to the exercise by Merge Holdings of the Retraction Call Right, upon receipt by the Company or the Transfer Agent in the manner specified in section 6.1 hereof of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Company shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares, provided that all declared and unpaid dividends for which the record date has occurred prior to the Retraction Date shall be paid on the payment date for such dividends. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Merge Holdings pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company.

6.3                               Upon receipt by the Company of a Retraction Request, the Company shall immediately notify Merge Holdings thereof and shall provide to Merge Holdings a copy of the Retraction Request. In order to exercise the Retraction Call Right, Merge Holdings must notify the Company of its determination to do so (the “ Merge Holdings Call Notice “) within five Business Days of notification to Merge Holdings by the Company of the receipt by the Company of the Retraction Request. If Merge Holdings does not so notify the Company within such five Business Day period, the Company will notify the holder as soon as possible thereafter that Merge Holdings will not exercise the Retraction Call Right. If Merge Holdings delivers the Merge Holdings Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Merge Holdings in accordance with the Retraction Call Right. In such event, the Company shall not redeem the Retracted Shares and Merge Holdings shall purchase from such holder and such holder shall sell to Merge Holdings on the Retraction Date the Retracted Shares for a purchase price (the “ Purchase Price “) per share equal to the Retraction Price per share, plus on the designated payment date therefor, to the extent not paid by the Company on the designated payment date therefor, any Dividend Amount. To the extent that Merge Holdings pays the Dividend Amount in respect of the Retracted Shares, the Company shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. Provided that Merge Holdings has complied with section 6.4, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Company of such Retracted Shares shall take place on the Retraction Date. In the event that Merge Holdings does not deliver a Merge Holdings Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Company shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4                               The Company or Merge Holdings, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of members of the Company for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, certificates representing the Merge Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Company or Merge Holdings, as applicable, representing the aggregate Dividend Amount, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of the Company or by Merge Holdings, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5                               On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, together with any Dividend Amount on such Retracted Shares, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company or purchased by Merge Holdings shall thereafter be considered and deemed for all purposes to be a holder of the Merge Common Shares delivered to it.

6.6                               Notwithstanding any other provision of this Article 6, the Company shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Company believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Merge Holdings shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Company shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Company shall redeem Retracted Shares in accordance with section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Company, representing the Retracted Shares not redeemed by the

Company pursuant to section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the holder of any such Retracted Shares not redeemed by the Company pursuant to section 6.2 of these share provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to require Merge to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Merge to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

6.7                               A holder of Retracted Shares may, by notice in writing given by the holder to the Company before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Merge Holdings shall be deemed to have been revoked.

ARTICLE 7
REDEMPTION OF EXCHANGEABLE SHARES BY THE COMPANY

7.1                               Subject to applicable law, and provided Merge Holdings has not exercised the Redemption Call Right, the Company shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the sum of (i) the Current Market Price of a Merge Common Share on the last Business Day prior to the Redemption Date (the “ Redemption Price “), which shall be satisfied in full by the Company causing to be delivered to each holder of Exchangeable Shares one Merge Common Share for each Exchangeable Share held by such holder, together with (ii) any Dividend Amount.

7.2                               In any case of a redemption of Exchangeable Shares under this Article 7, the Company shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a Merge Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by Merge Holdings under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Merge Control Transaction, an Exchangeable Share Voting Event and an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Company or the purchase by Merge Holdings under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of the Company to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3                               On or after the Redemption Date and subject to the exercise by Merge Holdings of the Redemption Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the Dividend Amount on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, upon presentation and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the Articles of the Company and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by delivery to each holder, at the address of the holder recorded in the register of members of the Company or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice, on behalf of the Company of certificates representing Merge Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Company payable at par at any branch of the bankers of the Company in payment of any such dividends, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Company shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for and the full amount of such dividends on (except as provided otherwise in this section 7.3) the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such dividends, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Merge Common Shares delivered to them or the custodian on their behalf.

ARTICLE 8
PURCHASE FOR CANCELLATION

8.1                               Subject to applicable law and notwithstanding section 8.2, the Company may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with any holder of Exchangeable Shares for consideration consisting of Merge Common Shares.

8.2                               Subject to applicable law, the Company may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share. If in response to an invitation for tenders under the provisions of this section 8.2, more Exchangeable Shares are tendered at a price or prices acceptable to the Company than the Company is prepared to purchase, the Exchangeable Shares to be purchased by the Company shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Company, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Company is prepared to purchase after the Company has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Company.

ARTICLE 9
VOTING RIGHTS

9.1                               Except as required by applicable law and by Article 10 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the members of the Company or to vote at any such meeting. The holders of the Exchangeable Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Company or the sale, lease or exchange of all or substantially all of the property of the Company other than in the ordinary course of business of the Company.

ARTICLE 10
AMENDMENT AND APPROVAL

10.1                        The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2                        Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than three-fourths of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than three-fourths of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

ARTICLE 11
RECIPROCAL CHANGES, ETC. IN RESPECT OF MERGE COMMON SHARES

11.1                        Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Merge will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

(a)

issue or distribute Merge Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Merge Common Shares) to the holders of all or substantially all of the then outstanding Merge Common Shares by way of stock dividend or other distribution, other than an issue of Merge Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Merge Common Shares) to holders of Merge Common Shares who exercise an option to receive dividends in Merge Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Merge Common Shares) in lieu of receiving cash dividends;

(b)

issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Merge Common Shares entitling them to subscribe for or to purchase Merge Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Merge Common Shares); or

(c)

issue or distribute to the holders of all or substantially all of the then outstanding Merge Common Shares:

(a)

shares or securities of Merge of any class other than Merge Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Merge Common Shares);

(b)

rights, options or warrants other than those referred to in section 11.1(b) above;

(c)

evidences of indebtedness of Merge; or

(d)

assets of Merge, unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

11.2                        Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Merge will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

(a)

subdivide, redivide or change the then outstanding Merge Common Shares into a greater number of Merge Common Shares;

(b)

reduce, combine, consolidate or change the then outstanding Merge Common Shares into a lesser number of Merge Common Shares; or

(c)

reclassify or otherwise change the Merge Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Merge Common Shares, unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions.

11.3                        If Merge at any time after the date hereof, consummates any transaction (whether by way of reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become property of any other Person or, in the case of a merger, of the continuing corporation or other entity resulting therefrom (such other person or continuing corporation (or, in the event of a merger, amalgamation or similar transaction pursuant to which holders of shares in the capital of Merge are entitled to receive shares or other ownership interest in the capital of any corporation or other legal entity other than such other person or continuing corporation, then such corporation or other legal entity in which holders of shares in the capital of Merge are entitled to receive an interest) is herein called the “ Merge Successor “) then, provided that the Merge Successor is bound, or has agreed to be bound, by the provisions of the Voting and Exchange Trust Agreement and Support Agreement and to

assume the obligations of Merge thereunder to the satisfaction of the Board of Directors, all references in these Share Provisions to Merge Common Shares shall be deemed to be references to the shares of the Merge Successor which has assumed the obligations of Merge and all references to Merge shall be to Merge Successor, without amendment to these Share Provisions or any further action whatsoever. For greater certainty, if a transaction described in this section 11.3 results in holders of Exchangeable Shares being entitled to exchange their Exchangeable Shares for shares of a Merge Successor in a different ratio than that set out in these share provisions, then these share provisions shall be deemed to be amended to refer to such different ratio(s).

ARTICLE 12
ACTIONS BY THE COMPANY UNDER SUPPORT AGREEMENT

12.1                        The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Merge, Merge Holdings and the Company with all provisions of the Support Agreement applicable to Merge, Merge Holdings and the Company, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant to such agreement.

12.2                        The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)

adding to the covenants of the other parties to such agreement for the protection of the Company or the holders of the Exchangeable Shares thereunder;

(b)

making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c)

making such changes in or corrections to such agreement which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

12.3                        The specified amount with respect to an Exchangeable Share for purposes of subsection 191(4) of the Income Tax Act (Canada) shall be the Canadian dollar amount specified in the Support Agreement.

ARTICLE 13
LEGEND; CALL RIGHTS

13.1                        The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

13.2                        Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Merge Holdings, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Company or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Merge Holdings as therein provided.

13.3                        The Company, Merge Holdings, Merge and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Company, Merge Holdings, Merge or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Company, Merge Holdings, Merge and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of consideration on behalf of the holder of the Exchangeable Shares as is necessary to provide sufficient funds to the Company, Merge Holdings, Merge or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Company, Merge Holdings, Merge or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

ARTICLE 14
NOTICES

14.1                        Any notice, request or other communication to be given to the Company by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Company and addressed to the attention of the Secretary of the Company. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

14.2                        Any presentation and surrender by a holder of Exchangeable Shares to the Company or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Company or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Company or to such office of the Transfer Agent as may be specified by the Company, in each case, addressed to the attention of the Secretary of the Company. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3                        Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of members of the Company or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Company pursuant thereto.

APPENDIX 2 TO THE PLAN OF ARRANGEMENT

PROVISIONS ATTACHING TO THE PREFERENCE SHARES
OF MERGE CEDARA EXCHANGECO LIMITED

The Preference Shares shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1
INTERPRETATION

1.1                               For the purposes of these share provisions:

“Board of Directors” means the Board of Directors of the Company;

“Business Day” means any day on which commercial banks are generally open for business in Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada;

“Common Shares” means the common shares in the capital of the Company;

“Company” means Merge Cedara ExchangeCo Limited, a company existing under the laws of the Province of Ontario;

“Dividend Payment Date” means the first day of January in each year;

“Exchangeable Shares” means the non-voting exchangeable shares in the capital of the Company;

“holder” means, when used with reference to the Preference Shares, the holders of Preference Shares shown from time to time in the register maintained by or on behalf of the Company in respect of the Preference Shares;

“OBCA” means the Ontario Business Corporations Act , as amended;

“Preference Shares” means the preference shares in the capital of the Company;

“Redemption Date” means the third business day after the 5 th anniversary of the issuance of the Preference Shares by the Company; and

“Redemption Price” with respect to each Preference Share means the amount of $1,000.00 per share together with the full amount of all accrued and unpaid dividends (less any tax required to be withheld by the Company), which for such purpose shall be treated as accruing from day to day up to but not including the Redemption Date.

1.2                               The expressions “article,” “section,” “subsection” or “paragraph” followed by a number mean and refer to the specified article, section, subsection or paragraph of these provisions.

ARTICLE 2
RANKING OF PREFERENCE SHARES

2.1                               The Preference Shares shall rank in preference over the Common Shares, the Exchangeable Shares and any other shares ranking junior to the Preference Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs.

ARTICLE 3
APPROVAL OF PREFERENCE SHARES

3.1                               The approval of the holders of the Preference Shares as to any matters referred to in these provisions may be given:

(a)

in writing signed by all the holders of the Preference Shares; or

(b)

by resolution passed by a majority of not less than two-thirds of the votes cast by holders of Preference Shares in respect of such resolution either at a special meeting of the holders of the Preference Shares or as a separate vote at a special meeting of the members of the Company, in either case called to consider such resolution.

At any special meeting of, or upon separate vote at a special meeting of the members of the Company by, the holders of the Preference Shares each holder shall be entitled to one vote for each Preference Share held by such holder. The provisions of the articles of the Company governing the giving to members of notice of, the quorum required to legally constitute, voting by proxy at, the conduct of, and the procedure at, special meetings of members shall apply, mutatis mutandis, to the like matters with respect to any special meeting of the holders of the Preference Shares.

ARTICLE 4
SHARE CAPITAL AND DIVIDENDS

4.1                               The holders of the Preference Shares shall have the right to receive, and the Company shall pay thereon as and when declared by the Board of Directors out of moneys of the Company properly applicable to the payment of dividends, fixed non-cumulative preferential cash dividends at the rate of $60.00 (less any tax required to be withheld by the Company) per share per annum payable on the Dividend Payment Date.

4.2                               The directors of the Company shall be entitled from time to time to declare part of the preferential non-cumulative cash dividend for any fiscal year notwithstanding that such dividend for such fiscal year shall not be declared in full. If, within two months after the expiration of any fiscal year of the Company, the directors of the Company in their discretion shall not declare the said dividend or any part thereof on the Preference Shares for such fiscal year then the rights of the holders of the Preference Shares to such dividend or to any undeclared part thereof for such fiscal year shall be forever extinguished. The holders of the Preference Shares shall not be entitled to any dividends other than or in excess of the preferential non-cumulative cash dividends hereinbefore provided for.

4.3                               Cheques of the Company drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank shall be issued in respect of such dividends to the holders of the Preference Shares entitled thereto. The sending of such cheques shall satisfy and discharge all liability for such dividends to the extent of the amounts represented thereby (plus any tax required to be and deducted or withheld therefrom) unless such cheques are not paid on due presentation.

4.4                               If on any Dividend Payment Date dividends payable on such date are not paid in full on all the Preference Shares then outstanding, such dividends or the unpaid part thereof shall be paid on subsequent date or dates as determined by the Board of Directors on which the Company shall have sufficient moneys properly applicable to the payment of same.

4.5                               The holders of the Preference Shares shall not be entitled to any dividends other than or in excess of the cash dividends herein provided for. A dividend which is represented by a cheque which has not been presented for payment within six years after it was issued or that otherwise remains unclaimed for a period of six years from the date on which it was declared to be payable and set apart for payment shall be forfeited to the Company.

4.6                               So long as any Preference Shares are outstanding:

(a)

the Company will not declare, pay or set apart for payment any dividends (other than stock dividends in shares of the Company ranking junior to the Preference Shares) on any shares of the Company ranking junior to the Preference Shares; or

(b)

the Company will not purchase any shares ranking junior to the Preference Shares (except out of the net cash proceeds of a substantially concurrent issue of shares of the Company ranking junior to the Preference Shares);

unless, in each such case, either (i) all dividends accrued on the outstanding Preference Shares up to and including the dividend payable on the last preceding Dividend Payment Date shall have been declared and paid or set apart for payment, or (ii) approval of such action has been given by the holders of the Preference Shares in accordance with Article 3.

ARTICLE 5
DISTRIBUTION ON LIQUIDATION

5.1                               On the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or other distribution of assets of the Company among its members for the purpose of winding-up its affairs, the holders of the Preference Shares shall be entitled to receive in lawful money of Canada an amount equal to $1,000.00 per share plus all accrued and unpaid dividends thereon (less any tax required to be withheld by the Company) which for such purpose shall be treated as accruing from day to day up to but not including the date of the distribution, before any amount shall be paid or any assets or property of the Company distributed to the holder of any shares of the Company ranking junior to the Preference Shares.

5.2                               After payment to the holders of Preference Shares of the amounts so payable to them as provided in Section 5.1, they shall not be entitled to share in any further distribution of assets or property of the Company.

ARTICLE 6
VOTING AND AMENDMENTS

6.1                               Except as otherwise provided in these provisions or by the provisions of applicable law, the holders of Preference Shares shall not be entitled as such to receive notice of or to attend or to vote at any meeting of members of the Company.

6.2                               The rights, privileges, restrictions and conditions attaching to the Preference Shares may be added to, changed or removed but only with the approval of the holders of the Preference Shares as provided in Article 3.

ARTICLE 7
MANDATORY REDEMPTION

7.1                               The Company may not redeem, and may not be compelled to redeem, any Preference Shares prior to the Redemption Date. Subject to the provisions of applicable law and subject to the articles of the Company, on or after the Redemption Date the Company may redeem any or all of the Preference Shares on payment for each share to be redeemed of the Redemption Price. Subject to the provisions of applicable law and subject to the articles of the Company, on or after the Redemption Date the holder of a Preference Share may require the Company to redeem such Preference Share on payment for each share to be redeemed of the Redemption Price.

7.2                               The procedure for the redemption of the Preference Shares shall be as follows:

(a)

notice of redemption of Preference Shares shall be given by the Company not less than ten (10) days and not more than thirty (30) days prior to the Redemption Date to each holder of Preference Shares. Such notice shall set out the Redemption Price and the place or places of redemption;

(b)

notice of redemption of Preference Shares shall be given to the Company by the holder of a Preference Share not less than ten (10) days and not more than thirty (30) days prior to the Redemption Date; and

(c)

the Company shall, at any time on or after the date of mailing of the notice of redemption, deposit the Redemption Price for each Preference Share to be redeemed, in a special account for the holder of such shares in any Canadian chartered bank or trust company in Canada specified in the notice of redemption or in a subsequent notice to the holders of the Preference Shares, and upon such deposit being made or upon the Redemption Date, whichever is the later, the Preference Shares in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of each holder thereof after such deposit or such Redemption Date, as the case may be, shall be limited to receiving, without interest, their proportionate part of the total Redemption Price so deposited upon presentation and surrender of the certificates representing their shares so redeemed. Any interest in such deposit shall belong to the Company.

7.3                               Redemption moneys that are represented by a cheque which has not been presented to the Company bankers for payment or that otherwise remain unclaimed (including moneys held on deposit to a special account as provided for in Section 7.2) for a period of six (6) years from the date specified for redemption shall be forfeited to the Company.

ARTICLE 8
NOTICES

8.1                               Subject to Section 8.2 any notice, cheque or other communication from the Company herein provided for shall be sufficiently given if delivered or if sent by ordinary unregistered mail, postage prepaid, or, in the case of a notice of redemption, by prepaid registered mail, to the holders of the Preference Shares at their respective addresses appearing on the books of the Company or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Company. Accidental failure to give any such notice or other communication to one or more holders of the Preference Shares shall not affect the validity of the notices or other communications properly given or any action taken pursuant to such notice or other communications but, upon such failure being discovered, the notice or other communication, as the case may be, shall be sent forthwith to such holder or holders.

8.2                               If there exists any actual or apprehended disruption of mail services in any province in which there are holders of Preference Shares whose addresses appear on the books of the Company to be in such province, notice may (but need not) be given to the holders in such province by means of delivery by courier at the addresses of holders of Preference Shares as appearing on the books of the Company or by means of publication in each of two successive weeks in a newspaper of general circulation published in the capital city of such province, or if the Company maintains a register of transfers for the Preference Shares in such province, then in the city in such province where the register of transfers is maintained. Notice given as aforesaid shall be deemed for all purposes to be proper notice.

8.3                               Notice given by mail or courier shall be deemed to be given on the day upon which it is mailed or sent by courier, as the case may be, and notice given by publication shall be deemed to be given on the day on which the first publication is completed in any city in which notice is published.